EXHIBIT D
                                      ---------


                        INFORMATION WITH RESPECT TO DIRECTORS
                      AND EXECUTIVE OFFICERS OF LIH, INCORPORATED
                     -------------------------------------------



           NAME AND              POSITIONS WITH
           ADDRESS<FN1>         LIH, INCORPORATED    PRINCIPAL OCCUPATION
           -------              -----------------    --------------------

           Harvey J.              Director and         Managing General
           Wertheim                 President         Partner of Harvest
                                                       Partners, Inc., a
                                                        private equity
                                                        investment firm
                                                          ("Harvest")

           Ira D. Kleinman        Director and        General Partner of
                                    Secretary               Harvest


           William Kane           Director and        General Partner of
                                    Treasurer               Harvest


          [FN]------------------
           1. Unless otherwise noted above, all named individually are United States citizens and the business address of each of the named individuals is c/o Harvest Partners, Inc., 767 Third Avenue, 7th Floor, New York, New York 10017.